SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant   /X/
    Filed by a Party other than the Registrant  / /

    Check the appropriate box:
    / /      Preliminary Proxy Statement
    / /      Confidential, for Use of the Commission Only (as
             permitted by Rule 14a-6(e)(2))
    /X/      Definitive Proxy Statement
    / /      Definitive Additional Materials
    / /      Soliciting Material Pursuant to Section 240.14a-11(c)
             or Section 240.14a-12

                               STATE BANCORP, INC.
       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/    No fee required.

   / /    $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2)
          or Item 22(a)(2)of Schedule 14A.
   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14(a)-6(i)(3).
   / /    Fee computed on table below per Exchange Act Rules 14a-
          6(i)(4)and 0-11.
          1)   Title of each class of securities to which transaction applies:

               ----------------------------------------------------------------
          2)   Aggregate number of securities to which transaction applies:

               ----------------------------------------------------------------
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ----------------------------------------------------------------
          4)   Proposed maximum aggregate value of transaction:

               ----------------------------------------------------------------
          5)   Total fee paid:

               ----------------------------------------------------------------
   / /    Fee paid previously with preliminary materials.
   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

               ----------------------------------------------------------------
          2)   Form, Schedule or Registration Statement No.:

               ----------------------------------------------------------------
          3)   Filing Party:

               ----------------------------------------------------------------
          4)   Date Filed:

               ----------------------------------------------------------------

                              STATE BANCORP, INC.
                              699 Hillside Avenue
                         New Hyde Park, New York 11040
                                 (516) 437-1000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of STATE BANCORP,INC.:

At the direction of the Board of Directors of State Bancorp, Inc. (the "Company"), NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of the Company will be held at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York, on April 29, 2003 at 10:00 A.M. (local time), for the following purposes:

1. To elect three (3) directors.

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 21, 2003 as the record date for determination of Stockholders entitled to notice of and to vote at the meeting, and only Stockholders of record on said date will be entitled to receive notice of and to vote at said meeting.

                                              By order of the Board of Directors


                                              Brian K. Finneran, Secretary

March 26, 2003

IMPORTANT - WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT, PLEASE VOTE PROMPTLY BY SUBMITTING YOUR PROXY BY INTERNET OR BY SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

                              2003 PROXY STATEMENT

                              STATE BANCORP, INC.
                              699 Hillside Avenue
                         New Hyde Park, New York 11040
                                 (516) 437-1000

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                           To be Held April 29, 2003

                              GENERAL INFORMATION

This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders (the "Stockholders") of State Bancorp, Inc. (the "Company"), a New York State corporation, in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on April 29, 2003 at 10:00 A.M. (local time) at the New Hyde Park Inn, 214 Jericho Turnpike, New Hyde Park, New York, and at any adjournments thereof.

The approximate date on which this Proxy Statement and form of proxy are being first sent or given to the Stockholders is March 26, 2003.

The Proxy

Your Proxy is solicited by the Board of Directors of the Company for use at the Meeting and at any adjournments thereof.

If you hold your shares in your own name as a holder of record, you may vote your shares either in person or by proxy. If you wish to vote by proxy, you must do one of the following:

(a) complete the enclosed proxy card and mail it in the envelope provided, or

(b) use the Internet to vote by pointing  your  browser to  www.eproxy.com/stb/;
                                                            -------------------
have your proxy card in hand as you will be prompted to enter your control number and to create and submit an electronic vote.

If you wish, you can vote shares in person by attending the meeting. You will be given a ballot at the meeting to complete and return.

If you decide to vote by proxy (whether by mail or Internet) you may revoke your proxy at any time prior to your proxy casting his or her vote at the meeting. If not revoked, all shares represented by the proxy will be voted at the Meeting and, where instructions have been given by the Stockholder, will be voted in accordance with such instructions. The deadline for internet voting is 12:00 pm, Eastern Time, on April 28, 2003.

As stated in the form of proxy, if the Stockholder does not otherwise specify, his or her shares will be voted for the election of the nominees set forth in this Proxy Statement as directors of the Company. The solicitation of proxies will be by mail or facsimile, but proxies may also be solicited by telephone, telegraph or in person by officers and other employees of the Company and its wholly-owned subsidiary, STATE BANK OF LONG ISLAND (the "Bank") and wholly-owned subsidiaries of the Bank. The entire cost of this solicitation will be borne by the Company or the Bank. Should the Company, in order to solicit proxies, request the assistance of other financial institutions, brokerage houses or other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding the forms of proxy and proxy material to Stockholders. A Stockholder may revoke his proxy at any time prior to exercise of the authority conferred thereby, either by written notice received by the Bank or by the Stockholder's oral revocation at the Meeting. Such written notice should be mailed to Brian K. Finneran, Secretary, State Bancorp, Inc., 699 Hillside Avenue, New Hyde Park, New York 11040. Attendance at the Meeting will not in and of itself revoke a proxy.

Capital Stock Outstanding and Record Date

The Board of Directors has fixed the close of business on March 21, 2003 as the record date for determination of Stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote at the Meeting 8,025,998 shares, par value $5 per share, of the Company's Common Stock (the "Company Stock"), its only issued class of stock. The Company Stock is listed on the American Stock Exchange ("AMEX"). Each of the outstanding shares of the Company Stock is entitled to one vote at the Meeting with respect to each matter to be voted upon. There will be no cumulative voting of shares for election of directors or any other matter to be considered at the Meeting. There are no rights of appraisal or other similar rights granted to dissenting Stockholders with regard to any matters to be acted upon at the Meeting. A majority of the outstanding shares of Company Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Meeting for the transaction of business.

A Stockholder may, with respect to the election of directors: (i) vote for the election of all three nominees; (ii) withhold authority to vote for all such nominees; or (iii) withhold authority to vote for any of such nominees by so indicating in the appropriate space on the proxy. Directors shall be elected by a plurality of the votes cast by Stockholders holding shares of Company Stock entitled to vote for the election of directors.

Consequently, votes that are withheld in the election of directors and broker non-votes will have no effect on the election.

The proxy will also confer discretionary authority to vote on any matters properly brought before the meeting of which the Company did not have the required advance notice required by the By-law referred to under "Stockholder Proposals and Nominations," below.

Principal Officers

The names and positions of the current executive officers of the Company are as follows:

            Name                                   Position (and served since)
            ----                                   ---------------------------

 Thomas F. Goldrick, Jr.                           Chairman (1990)

 Daniel T. Rowe                                    President (1997)

 Richard W. Merzbacher                             Vice Chairman (1997)

The age and five-year employment history of each executive officer of the Company is set forth in the following section concerning the executive officers of the Bank.

All executive  officers of the Company and the Bank are serving  one-year terms.

The names, ages and positions of the current executive officers of the Bank are as follows:

Name                                Age         Position (and served since)
----                                ---         ---------------------------

Thomas F. Goldrick, Jr.             62          Chairman (1990)

Richard W. Merzbacher               54          President (1997)

Daniel T. Rowe                      53          Vice Chairman (1997)

Frederick C. Braun, III             61          Executive Vice President (1997)

Brian K. Finneran                   45          Executive Vice President (1997)

All of the current executive officers of the Bank have been employed by the Bank for at least the previous five years.


                             MANAGEMENT REMUNERATION

Remuneration During the Prior Three Fiscal Years

The following table sets forth the aggregate remuneration for services in all capacities paid by the Company and the Bank, for the fiscal year ended December 31, 2002 and for each of the two previous fiscal years, to the chief executive officer and to each of the four most highly compensated executive officers of the Company or the Bank, other than the chief executive officer, whose aggregate direct remuneration exceeded $100,000 for such year, for services rendered to the Company or the Bank.



                                                Summary Compensation Table


                                Annual Compensation                     Long Term Compensation
                         --------------------------------         ---------------------------------------------

                                                                      Awards               Payouts
                                                                      ------               -------
                                                   Other                                                All
                                                   Annual         Restricted Securities                 Other
                                                   Compen-           Stock   Underlying     LTIP        Compen-
                Year     Salary        Bonus       sation            Awards    Options     Payouts      sation
                           ($)       ($)(2)(3)     ($)(4)             ($)        (#)        ($)          ($)
----------------------------------------------------------------------------------------------------------------



Thomas F.       2002   395,000 (1)    176,121      9,800             -0-       5,600         -0-       20,064 (5)
Goldrick, Jr.,                                                                                         21,820 (6)
Chairman        2001   395,000 (1)    182,753      9,800             -0-       8,000         -0-       20,063 (5)
and Chief                                                                                              19,462 (6)
Executive       2000   295,000 (1)    227,003      8,400             -0-       2,500         -0-       13,201 (5)
Officer                                                                                                19,110 (6)

Richard W.      2002   250,000        108,142      9,800             -0-       5,600         -0-        5,531 (5)
Merzbacher,                                                                                            21,820 (6)
President/Vice  2001   250,000        144,387      9,100             -0-       8,000         -0-        5,537 (5)
Chairman                                                                                               19,462 (6)
                2000   215,000        159,137      7,700             -0-       2,500         -0-        3,874 (5)
                                                                                                       19,110 (6)

Daniel T. Rowe, 2002   250,000        108,040      9,800             -0-       5,600         -0-        5,242 (5)
Vice Chairman/                                                                                         21,820 (6)
President       2001   250,000        144,387      9,800             -0-       8,000         -0-        5,248 (5)
                                                                                                       19,462 (6)
                2000   215,000        159,137      8,400             -0-       2,500         -0-        3,659 (5)
                                                                                                       19,110 (6)

Frederick C.    2002   190,000         87,064      -0-               -0-       5,600         -0-        4,164 (5)
Braun, III,                                                                                            21,820 (6)
Executive Vice  2001   190,000        105,278      -0-               -0-       8,000         -0-        2,661 (5)
President                                                                                              19,462 (6)
                2000   155,000        111,028      -0-               -0-       2,500         -0-        1,806 (5)
                                                                                                       19,110 (6)

Brian K.        2002   190,000 (1)     87,030      -0-               -0-       5,600         -0-        1,116 (5)
Finneran,                                                                                              21,820 (6)
Executive Vice  2001   190,000 (1)    104,371      -0-               -0-       8,000         -0-          736 (5)
President                                                                                              19,462 (6)
                2000   145,000 (1)    103,621      -0-               -0-       2,500         -0-          420 (5)
                                                                                                       19,110 (6)


(1) A portion of the salary of Mr. Goldrick and of Mr. Finneran for 2000, 2001 and 2002 has been deferred and is reflected in the amount shown. The amount deferred accrues interest, during each calendar month, at the Bank's Prime Rate as in effect on the first day of such calendar month.

(2) The amount shown reflects a bonus earned in the fiscal year shown but paid in the following year.

(3)  The  amount  shown  includes   deferred   compensation   (see   "Management
Remuneration: Deferred Compensation Plans").


                                       4



(4) Director's fees (see page 14).

The value of personal benefits which might be attributable to normal management or executive personal benefits cannot be specifically or precisely determined; however, Management does not believe that such value would exceed, for any named individual, 10% of such individual's salary and bonus shown on the table.

(5) A death benefit, funded by life insurance, is provided in an amount equal to three times annual salary. Amounts shown reflect premiums paid for life insurance on the executive officers listed including the portion of the premium paid pursuant to a splitdollar arrangement.

(6) Amounts shown reflect the Company's contributions to the Corporation's Employee Stock Ownership Plan and 401(k) Plan set aside or accrued during the year.

Compensation Pursuant to Plans

Employee Stock Ownership Plan. In 1988, sponsorship of the Bank's defined contribution Retirement Plan was transferred to the Company and the Plan was amended and restated as an Employee Stock Ownership Plan ("ESOP"). Company contributions to the ESOP represent a minimum of three percent of an employee's annual gross compensation. Employees become twenty percent vested after two years of employment, with full vesting taking place upon completion of six years employment.

401(k) Plan. The Bank maintains a 401(k) Plan which covers substantially all full-time employees. Employees may contribute up to sixteen percent of annual gross compensation. One-half of employee contributions are matched, to a maximum of three percent of an employee's annual gross compensation, by Bank contributions. Employees are fully vested in both their own and Bank contributions.

Change of Control Employment Agreements. In September and October of 1997, the Company entered into certain employment agreements with each of Thomas F. Goldrick, Jr., Chairman of the Company and of the Bank, Daniel T. Rowe, President of the Company and Vice Chairman of the Bank, Richard W. Merzbacher, Vice Chairman of the Company and President of the Bank, Frederick C. Braun, Executive Vice President of the Bank, and Brian K. Finneran, Secretary/Treasurer of the Company and Executive Vice President of the Bank. Under these agreements, each of these officers has agreed to remain employed by the Company for a specified period after a "change of control" of the Company ("Employment Period") at an annual base salary at least equal to twelve times the highest monthly base salary paid to such officer during the twelve-month period immediately preceding the month in which the change of control occurs. In addition, each such officer will be awarded an annual cash bonus for each fiscal year ending during the Employment Period equal to such Officer's highest bonus for the last three full fiscal years prior to the change of control (annualized in the event that such officer was not employed by the Company for the whole of such fiscal year) (the "Recent Annual Bonus"). If such officer resigns for good reason during his or her Employment Period, or such officer's employment is terminated other than for cause or disability during that period, then the Company will be obligated to pay to such officer a lump-sum amount equal to the sum of (i) certain accrued obligations of the Company to such officer through the date of termination, including a prorated bonus based upon the higher of the Recent Annual Bonus and the bonus for the most recent fiscal year during the Employment Period (annualized in the event that such officer was not employed by the Company for the whole of such fiscal year) (such higher amount, the "Highest Annual Bonus"), (ii) three times (two times in the case of Messrs. Braun and Finneran) the sum of such officer's annual base salary and Highest Annual Bonus and (iii) an amount designed to provide such officer with the equivalent of three years (two years in the case of Messrs. Braun and Finneran) of accrual of benefits under the Employee Stock Ownership Plan and the Deferred Compensation Agreement by and between the Bank and such officer, dated as of April 1, 1994 (January 1, 1996 in the case of Mr. Braun and January 1, 1997 in the case of Mr. Finneran). Such officer will also be entitled to continued employee benefits for a period of three years (two years in the case of Messrs. Braun and Finneran) after the date of termination.

Deferred Compensation Plans. The Bank has in effect a non-qualified deferred compensation plan (each, a "Plan") for each officer for whom contributions under the ESOP are limited by the applicable provisions of the Internal Revenue Code. Each Plan provides for a credit to an account for each such officer of an amount equal to the excess of: (A) the amount of the contribution to the ESOP for such officer in the absence of such Internal Revenue Code limitations over (B) the actual amount of such contribution. The amount credited to each Plan accrues interest, during each calendar month, at the Bank's Prime Rate as in effect on the first day of such calendar month.

Stock Option Plans. The following tables show, as to the chief executive officer and executive officers previously named, information with respect to options granted to and exercised during the fiscal year ended December 31, 2002 and as to unexercised options held at the end of such fiscal year and the dollar value of such unexercised options.


                Option Grants in Last Fiscal Year(1)
                ------------------------------------

                                                                 Potential
                                                                 realizable
                                                                 value at
                                                                 assumed annual
                                                                 rates of stock
                                                                 price apprecia-
                                                                 tion for option
                     Individual Grants                           term (2)
             ------------------------------------------------------------------
                         Percent
                         of total
                         options
                         granted
                         to           Exercise
             Options     employees    or base    Expir-
             Granted     in fiscal    price      ation
             (#)(3)      year(%)      ($/Share)  date        5%($)      10%($)
Name
--------------------------------------------------------------------------------

Thomas F.
Goldrick,
Jr.           5,600        4.41         17.30     2/26/10    46,256     110,791

Richard W.
Merzbacher    5,600        4.41         17.30     2/26/10    46,256     110,791

Daniel T.
Rowe          5,600        4.41         17.30     2/26/10    46,256     110,791

Frederick C.
Braun, III    5,600        4.41         17.30     2/26/10    46,256     110,791

Brian K.
Finneran      5,600        4.41         17.30     2/26/10    46,256     110,791


(1) The options discussed above were granted under the Company's 1999 Incentive Stock Option Plan, which is administered by the Stock Option Committee of the Board. Such options may be granted to any key employee of the Company or a subsidiary. The option price may not be less than 100% of the fair market value or book value, whichever is greater, of the

Company Stock at the time of grant. The options are "Incentive Stock Options" within the meaning of Section 422A of the Internal Revenue Code. No option may have a life of more than 10 years from the date of grant.

(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not an estimate or projection of future prices for Company Stock.

(3) These options are subject to a five-year vesting schedule (0% the first year and 25% in each of the following four years).




                       Aggregated Option Exercises in Last
                  Fiscal Year and Fiscal Year-End Option Values

                                                                Value of
                                                Number of       unexercised
                                                unexercised     in-the-money
                                                options         options
                                                at fiscal       at fiscal
                    Shares                      year-end        year-end
                    Acquired                      # (1)           $ (2)
                    on             Value        -----------     -------------
                    Exercise       Realized     Exercisable/    Exercisable/
Name                  (#)           ($)         unexercisable   unexercisable
--------------------------------------------------------------------------------

Thomas F.
Goldrick, Jr.        -0-            -0-         22,360/14,772   165,775/51,987

Richard W.
Merzbacher          3,778          40,263       15,987/14,772    96,460/51,987

Daniel T.
Rowe                3,778          42,994       15,987/14,772    96,460/51,987

Frederick C.
Braun, III          1,575          17,820       15,589/14,772    94,710/51,987

Brian K.
Finneran             -0-            -0-         14,333/14,772    80,499/51,987

(1) Amounts shown reflect adjustments made by reason of the payment of stock dividends and stock splits since the respective dates of the option grants.

(2) Represents the difference between the exercise price of the options and the closing bid price of Company Stock on December 31, 2002 of $18.00 per share.

The Bank maintains several contributory and non-contributory medical and disability plans covering all officers as well as all full-time employees.

At present, the directors and officers of the Company are not separately compensated for services rendered by them to the Company, and it presently is contemplated that such will continue to be the policy of the Company.

Compensation Committee Interlocks and Insider Participation

The Personnel and Compensation Committee is authorized to review and recommend to the Board of Directors compensation levels of Company and Bank directors and officers and Bank staffing requirements. The Committee held three (3) meetings in 2002 and consisted of J. Robert Blumenthal, Arthur Dulik, Jr., Thomas F. Goldrick, Jr., Joseph F. Munson, John F. Picciano, and Jeffrey S. Wilks. Mr. Goldrick is the Chairman and Chief Executive Officer of both the Company and the Bank.

Compensation Committee Report on Executive Compensation

Cash compensation policies applicable to the Company's and the Bank's executive officers are reviewed as regards the separate components of base salary and supplemental compensation. Both components of cash compensation are viewed in consideration of the Company's performance during the most recent fiscal year, and as compared with its selected peers operating within the Company's geographical market area. Base compensation is subject to the performance evaluation of Committee members, giving consideration to various competitive influences. Supplemental compensation is tied directly to the attainment of financial performance targets approved by the Board of Directors. In 2002, the supplemental compensation plan provided for the payment of a cash bonus based on
(1) Return on Average Equity ("ROE") and (2) increase in Earnings Per Share ("EPS"). Each executive officer is assigned a bonus target, calculated as a percentage of each executive officer's base salary. Depending on the levels of ROE and EPS achieved, the cash bonus is paid as a percentage of the bonus target, ranging from zero to a maximum of 100%. The recommendations of the Personnel and Compensation Committee are then presented for approval to the Board of Directors of the Bank, which must approve the compensation packages for all executive officers and the making of supplemental payments pursuant to the guidelines of the Company and the Bank for such payments.

The compensation of Thomas F. Goldrick, Jr., Chairman and Chief Executive Officer of the Company and the Bank, is reviewed annually by the Committee. Mr. Goldrick, in his capacity as Chairman of the Board of Directors and Chief Executive Officer, is eligible to participate in the same executive compensation program available to other executive officers. Additionally, the Committee reviews the growth of the Company and the Bank, the resultant increase in market share, and various other competitive factors bearing upon its determination of appropriate compensation levels for the Chief Executive Officer, as well as the other executive officers.

The foregoing report has been furnished by Messrs. J. Robert Blumenthal, Arthur Dulik, Jr., Joseph F. Munson, John F. Picciano, Jeffrey S. Wilks and Thomas F. Goldrick, Jr.

                                PERFORMANCE GRAPH


         The following graph compares the yearly percentage change in the Company's cumulative total Stockholder return on Company Stock with the cumulative total return of the AMEX Market Index, and the cumulative total returns of 23 Northeast AMEX Banks.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG STATE BANCORP, INC.,
                    AMEX MARKET INDEX AND PEER GROUP INDEX*

                                  (LINE GRAPH)


                      ASSUMES $100 INVESTED ON JAN. 1, 1998
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2002

                   * SOURCE: MEDIA GENERAL FINANCIAL SERVICES



                      COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, PEER GROUP AND AMEX MARKET INDEX

                               FISCAL YEAR ENDING


                    1997      1998     1999      2000      2001      2002
STATE BANCORP INC   100       65.72     61.50     61.83     80.03    102.36
PEER GROUP          100       99.63     83.26     70.90     94.04    120.76
AMEX MARKET INDEX   100       98.64    122.98    121.47    115.87    111.25

                      PRINCIPAL STOCKHOLDERS OF THE COMPANY

To the knowledge of Management, as of the record date, March 21, 2003, the only person owning beneficially or of record more than 5% of the outstanding shares of the Company Stock was as follows:

Name and Address       Nature of               Number of        Percentage
    of Owner           Ownership               Shares           of Class
----------------       ---------               ---------        ----------

State Bancorp, Inc.    Beneficial              847,541          10.57%
  Employee Stock
  Ownership Plan
699 Hillside Avenue
New Hyde Park, NY

The Company is required to identify any director, officer, or person who owns more than ten percent of a class of equity securities who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and changes in ownership of the Company's equity securities. Based on information provided to the Company by such persons, all officers and directors of the Company made all required filings during the fiscal year ended December 31, 2002. The Company does not know of any person beneficially owning more than 10% of a class of equity securities.

                              CERTAIN TRANSACTIONS

Some of the directors and officers of the Company or the Bank and some of the corporations and firms with which these individuals are associated also are customers of the Bank in the ordinary course of business, or are indebted to the Bank in respect of loans of $60,000 or more, and it is anticipated that some of these individuals, corporations and firms will continue to be customers of, and indebted to, the Bank on a similar basis in the future. All loans extended to such individuals, corporations and firms were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable Bank transactions with unaffiliated persons.

                             ELECTION OF DIRECTORS

At the Meeting, three (3) directors of the Company are to be elected to three-year terms, each to serve until his or her successor is elected and has qualified. The Board of Directors of the Company has nominated the following persons: Carl R. Bruno, Thomas E. Christman and Richard W. Merzbacher. All of the nominees are members of the present Board of Directors of the Company, with terms expiring at the meeting.

Proxies returned by Stockholders and not revoked will be voted for the election of the above nominees as directors unless Stockholders instruct otherwise on the proxy. If any nominee shall become unavailable for election, which is not anticipated, the shares represented by proxies which would otherwise have been voted for such nominee, in accordance with this Proxy Statement, will be voted for such substitute nominee as may be designated by the Board of Directors of the Company.

The table following contains the names and ages of the current directors of the Company whose terms will continue beyond the Meeting and those directors of the Company whose terms expire at the Meeting who have been nominated for re-election, with those directors who presently are nominated for re-election at the Meeting listed first. Opposite the name of each director is the year such person's term of office expires, the year each first became a director of the Company or the Bank, the principal occupation(s) of each during the past five years and other directorships of public companies held by each.


                               Length of
                               Service as       Principal Occupation
                               Director and     During Past 5 Years
Name                           Expiration       and Directorships of
and Age                        of Term          Public Companies(a)
-------                        ------------     --------------------

Nominees
--------

Carl R. Bruno (71)             Since 1993       Chief Financial Officer,
                               Expires 2003     DiFazio Electric, Inc.,
                                                Electrical contractors

Thomas E. Christman (62)       Since 2001       Adjunct Professor of Finance,
                               Expires 2003     St. John's University, formerly
                                                Consultant to Quick &
                                                Reilly/Fleet Securities Inc.,
                                                Financial services

Richard W. Merzbacher (54)     Since 1989       Vice Chairman,
                               Expires 2003     State Bancorp, Inc. and
                                                President, State Bank
                                                of Long Island

Directors Continuing in Office
------------------------------

J. Robert Blumenthal (69)      Since 1988       Retired, formerly President,
                               Expires 2004     Harwyn Enterprises Inc.,
                                                Retail shoe stores

Arthur Dulik, Jr. (56)         Since 1996       Chief Financial Officer,
                               Expires 2004     Altana Inc., Pharmaceuticals

Thomas F. Goldrick, Jr. (62)   Since 1980       Chairman and Chief Executive
                               Expires 2005     Officer, State Bancorp, Inc. and
                                                State Bank of Long Island

                               Length of
                               Service as       Principal Occupation
                               Director and     During Past 5 Years
Name                           Expiration       and Directorships of
and Age                        of Term          Public Companies(a)
-------                        ------------     --------------------

Joseph F. Munson (54)          Since 1989       Managing Member
                               Expires 2004     High Point Partners, LLC,
                                                Real estate, formerly Chairman,
                                                TRM International, Inc.,
                                                Insurance underwriting
                                                management

John F. Picciano (59)          Since 1989       Senior Partner, Picciano &
                               Expires 2005     Scahill P.C., Attorneys

Daniel T. Rowe (53)            Since 1992       President, State Bancorp, Inc.
                               Expires 2004     and Vice Chairman,
                                                State Bank of Long Island

Suzanne H. Rueck (40)          Since 1992       Director, New Hyde Park Inn
                               Expires 2005

Jeffrey S. Wilks (43)          Since 2001       Director of New Business
                               Expires 2005     Development, Spiegel Associates,
                                                Real estate owners and
                                                developers

(a) Unless otherwise indicated, the business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each.

The above-listed persons are also presently serving as directors of the Bank, with the term of each to expire in the same year in which his or her term as director of the Company is to expire. It is anticipated that each director of the Company elected at the meeting will shortly thereafter be elected to a conforming term as director of the Bank.

The Board of Directors of the Company held eleven (11) meetings during 2002.

The Board of Directors of the Bank held thirteen (13) meetings during 2002.

The Board of Directors of the Company does not have standing audit, nominating or compensation committees or committees performing similar functions.

Among its standing committees, the Board of Directors of the Bank has an Examining and Audit Committee and a Personnel and Compensation Committee.

Examining and Audit Committee:

All members of the  Committee are  independent  (as  independence  is defined in
Section 121 (A) of AMEX's listing standards). The Examining and Audit Committee assists the Board in fulfilling its responsibility to stockholders relating to the quality and integrity of the Company's financial reports and accounting and reporting practices. Its duties include review of the qualifications, independence and performance of the Company's independent public accountants; review of scope, magnitude and budgets of all examinations of the Company's financial statements by the auditors; review of general policies and procedures with respect to accounting and financial matters and internal controls; review and approval of the costs and types of audit and non-audit services performed by independent public accountants; meeting with independent public accountants not less than once a year without Company representatives to discuss internal controls and accuracy and completeness of the financial statements; receiving analyses and comments regarding accounting pronouncements; review of the results of audits with the independent public accountants and management with a focus on difficulties encountered, material errors or irregularities, weaknesses in internal accounting controls and similar issues, and notifying the Board of major problems or deficiencies discovered with respect to its duties.

The Company's Board of Directors has adopted a written charter for the Committee, a copy of which was annexed to the Company's 2001 Proxy Statement as an appendix.

During 2002 this Committee held four (4) meetings and its members are Carl R. Bruno, Thomas E. Christman, John F. Picciano and Suzanne H. Rueck.

Examining and Audit Committee Report

The following report of the Examining and Audit Committee (the "Audit Committee") is made pursuant to the rules of the Securities and Exchange Commission (the "Commission"). This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

The Audit Committee has received the written disclosures and the letter from the
independent   accountants  required  by  Independence  Standards  Board  No.  1,
(Independence Standards Board Standards No. 1, Independence

Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence and considered whether the provision of non-audit services is compatible with maintaining the independent accountant's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the last fiscal year, for filing with the Commission.

The foregoing report has been furnished by Messrs. Carl R. Bruno, Thomas E. Christman, John F. Picciano and Ms. Suzanne H. Rueck.

Personnel and Compensation Committee:

The names of the members of the Personnel and Compensation Committee and the number of meetings held by the Committee in such year are set forth on Page 8 of this proxy statement.

During the year ended December 31, 2002, each director of the Company and the Bank attended at least 75% of the total of the number of Board meetings held (while he or she was a director) and the number of meetings held by all committees of the Board on which he or she served (while he or she served).

Each director of the Bank who is not an employee thereof currently receives an annual retainer of $12,000 and $500 for each Board committee meeting attended. Each director of the Bank currently receives $700 for each meeting of the Board of Directors attended.

Each director of the Bank who is not an employee thereof and who serves as Chairman of a Board committee receives an additional stipend ranging from $1,000 to $6,000. No additional remuneration is received by any director for special assignments or services.

Directors of the Bank may elect to defer the receipt of all or any portion of their director's compensation. Amounts deferred are allocated to a deferred compensation account. Each participating director's account accrues interest at the Bank's Prime Rate. All accounts will be unfunded and general obligations of the Bank. Distributions from a deferred compensation account commence upon termination of membership on the Board of Directors, death or disability, or at a date previously designated by the participating director. Distributions to each participating director from his or her deferred compensation account are to be made over a period ranging from three to five years.

The Bank had in effect a Directors Incentive Retirement Plan for directors of the Bank (other than the President) who elected to retire after having completed certain minimum service requirements. Under the Plan, an eligible director who elected to retire was entitled to receive, for a period of five years after such retirement, a yearly amount equal to the highest annual amount received by such director from the Company or the Bank for his services to the Company or the Bank during the five years immediately preceding such retirement. No further payments are due under the Plan.

In 1992, four (4) directors then in office who were covered by the Plan surrendered their rights under the Plan in exchange for the Bank's agreement to pay to them, or to their beneficiary upon death, a monthly stipend for life or until March 1, 2007, whichever later occurred. In 1993, effective as of 1992, such persons agreed that the payments to them would cease in all events on March 1, 2007. Amounts paid or accrued under such agreements during the fiscal year ended December 31, 2002 amounted to $61,750.

Under a Director Stock Plan established in 1998, non-employee directors currently receive an annual award of share credits for 200 shares of Company Stock for their service during the preceding year. This Plan is designed not only to provide a deferred benefit for nonemployee directors, but also to increase the director's beneficial ownership in the Company and more closely tie their interest in the long-term growth and profitability of the Company with that of the stockholders. This award is pro-rated where a director did not serve for all of the preceding year. After termination of service as a director, all awards are paid in shares of stock to the director, or, in the case of death, to his or her designated beneficiary or estate. This award is credited annually with dividend equivalents.

As of February 28, 2003, the number of units of Company Stock equivalents held by directors under the Plan are as follows: Mr. Blumenthal 924 units; Mr. Bruno 924 units; Mr. Christman 416 units; Mr. Dulik 924 units; Mr. Munson 924 units; Mr. Picciano 924 units; Ms. Rueck 924 units; Mr. Wilks 416 units; and all directors as a group 6,376 units.


                        Security Ownership of Management

         The following table sets forth the beneficial ownership of Company Stock as of February 28, 2003 by each director (including all the Company's executive officers) and by all current directors and executive officers as a group:

                                    Number           Percent
       Name                         of Shares        of Total
       ----                         ---------        --------

 J. Robert Blumenthal                55,904             *

 Carl R. Bruno                        5,416             *

 Thomas E. Christman                  5,250             *

 Arthur Dulik, Jr.                   10,892             *

 Thomas F. Goldrick, Jr. (1)(7)     215,398            2.69%

 Richard W. Merzbacher (2)(7)       141,045            1.76%

 Joseph F. Munson                     5,107             *

 John F. Picciano                    14,745             *

 Daniel T. Rowe (3)(7)              170,381            2.13%

 Suzanne H. Rueck                    55,325             *

 Jeffrey S. Wilks (8)                37,436             *

 Frederick C. Braun (4)(7)           44,993             *

 Brian K. Finneran (5)(7)            53,865             *

                                    Number           Percent
       Name                         of Shares        of Total
       ----                         ---------        --------

 All directors and executive
 officers as a group
 (13 persons) (6)(7)                815,757           10.18%

 * Less than 1%.

(1) Includes 22,847 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 14, 2003.

(2) Includes 21,195 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 14, 2003.

(3) Includes 21,195 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 14, 2003.

(4) Includes 19,541 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 14, 2003.

(5) Includes 19,541 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 14, 2003.

(6) Includes 104,319 shares issuable upon the exercise of stock options to purchase Company Stock which are exercisable within 60 days of March 14, 2003.

(7) Includes allocated shares held by the ESOP for the benefit of the person named.

(8) Mr. Wilks disclaims beneficial ownership of the shares listed, which are owned by his wife, Lise Spiegel Wilks.

                              INDEPENDENT AUDITORS

The independent public accounting firm of Deloitte and Touche LLP has acted as the Company's independent auditors for 2002 and it is anticipated that the same firm will be selected to perform the same duties for the current year. Representatives of the firm will be available to respond to appropriate questions at the Annual Meeting of Stockholders.

Audit Fees

The aggregate amount of the fees billed by Deloitte and Touche for its audit of the Company's annual financial statements for 2002 and its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during the year was $174,050.

Financial Information Systems Design and Implementation Fees

Deloitte  and  Touche  LLP did not  provide  any  services  to the  Company  for
financial   information  systems  design  and  implementation  during  2002  and therefore billed no fees to the Company for such services.

Other Fees

The aggregate amount of fees billed by Deloitte & Touche for all other services rendered by it to the Company during 2002 was $53,950. These fees consisted primarily of tax compliance and tax consulting services, which accounted for fees of $31,800, as well as other services, which accounted for the remainder.

                                 OTHER MATTERS

As of the date of the Proxy Statement, Management and the Board of Directors know of no other matters to be brought before the Meeting. However, if further business is properly presented, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

The proxies, in their discretion, will vote all shares represented by the Proxy as to any matter which may properly come before the meeting as to which the Company did not have notice by January 21, 2003, the date provided for in the advance notice provisions of the Company's By-Laws.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals of stockholders submitted pursuant to Rule 14a-8 of the Securities and Exchange Commission ("Rule 14a-8") for the proxy statement for the annual meeting of stockholders to be held April 27, 2004 must be received by the Company at its principal executive offices not later than November 28, 2003. Such proposals and any recommendations for nomination as a director should be submitted in writing to the Secretary of the Company, State Bancorp, Inc., 699 Hillside Avenue, New Hyde Park, New York 11040, who will submit them to the Board for its consideration. This notice of the annual meeting date also serves as the notice by the Company of the advance notice By-law described below.

Under the Company's By-laws, a stockholder must give timely written notice to the Secretary of the Company of a nomination or before bringing any business before any annual or special meeting of stockholders. Notice must be received by the Secretary not less than 90 days nor more than 120 days prior to April 27, 2004 or such earlier date as may be required under Rule 14a-8. The notice shall set forth for each matter a brief description of the business to be brought before the meeting, the reasons therefore, the name, address, class and number of shares beneficially owned by, and any material interest of the stockholder making the proposal. Notice of a nomination shall set forth the name, address and the class and number of shares owned by the stockholder making the nomination; the name, age, business and residence addresses and principal occupation of the nominee and the number of shares beneficially owned by, and such other information concerning the nominee as would be required to be disclosed in the solicitation of proxies for election of directors under Regulation 14A under the Securities Exchange Act of 1934, as amended. The recommendation must also be accompanied by the consent of the individual to be nominated, to be elected and to serve. The Company may require any nominee to furnish such other information as may reasonably be required to determine the eligibility of the nominee. Persons 72 or older are not eligible for nomination.


Date:  March 26, 2003


By order of the Board of Directors




Brian K. Finneran, Secretary